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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             D AND W HOLDINGS, INC.


            D and W Holdings, Inc., a corporation (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

            1. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242 and 245 of the DGCL. In lieu of a meeting of the stockholders of the Corporation in accordance with Section 242 of the DGCL and a vote of the stockholders thereat, a majority of the stockholders of the Corporation adopted and approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL. Stockholders not consenting in writing to the adoption and approval of this Amended and Restated Certificate of Incorporation were notified promptly of such adoption and approval in accordance with Section 228 of the DGCL.

            2. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the certificate of incorporation of the Corporation filed with the Secretary of State of the State of Delaware on July 31, 1998, as it may have been amended, supplemented and/or restated (the "Certificate of Incorporation").

            3. The text of the Certificate of Incorporation is hereby restated and integrated and further amended to read in its entirety as follows:


                                   ARTICLE ONE

            The name of the Corporation is D and W Holdings, Inc.


                                   ARTICLE TWO

            The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.



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                                  ARTICLE THREE

            The nature of the business and the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE FOUR

            4.1 AUTHORIZED CAPITAL STOCK. The Corporation shall have authority, to be exercised by the board of directors of the Corporation (the "Board of Directors"), to issue 250,000,000 shares of capital stock, consisting of two classes of capital stock:

            (a) 245,000,000 shares of Series A common stock, par value $.01 per share (the "Series A Common Stock"); and

            (b) 5,000,000 shares of Series B common stock, par value $.01 per share (the "Series B Common Stock," and together with the Series A Common Stock, the "Common Stock").

            4.2 RECLASSIFICATION. Upon the filing (the "Effective Time") of this Amended and Restated Certificate of Incorporation pursuant to the DGCL, each share of the Corporation's common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into an equal number of validly issued, fully paid and non-assessable shares of Series A Common Stock authorized by subparagraph 4.1(a) above, without any action by the holder thereof (the "Reclassification"). Each certificate that heretofore represented a share or shares of Old Common Stock shall hereafter represent that number of shares of Series A Common Stock into which the share or shares of Old Common Stock represented by that certificate have been reclassified into pursuant to the foregoing Reclassification; PROVIDED, HOWEVER, that each record holder of a stock certificate or certificates that heretofore represented a share or shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of share of Series A Common Stock to which such record holder is entitled pursuant to the foregoing Reclassification.

            4.3 IDENTICAL RIGHTS. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, all shares of Common Stock shall be identical





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and shall entitle the holders thereof to the same rights and privileges with respect thereto.

            4.4 VOTING RIGHTS. Except as may be otherwise provided by law, the Class A Common Stock and the Class B Common Stock shall vote together as a single class, and each holder of Common Stock is entitled to one vote in respect of each share of Common Stock held of record by such holder on all matters to be voted upon by stock holders and shall be counted in determining the presence of a quorum at any meeting of stockholders.

            4.5 DIVIDEND RIGHTS. The holders of Common Stock shall be entitled to receive, ratably in proportion to the number of shares of Common Stock held by them, such dividends as may be authorized from time to time by the Board of Directors out of assets legally available therefore.

            4.6 LIQUIDATION RIGHTS. In the event of any duly authorized voluntary or any involuntary liquidation, dissolution or winding up of the Corporation, after payment in full or reasonable provision for payment in full of all claims and obligations of the Corporation, the holders of shares of Common Stock shall be entitled to share ratably in proportion to the number of shares of Common Stock held by them in all remaining assets of the Corporation, if any, available for distribution to the holders of Common Stock.

            4.7 CONVERSION. Except as set forth in Section 4.8(d) below, the Common Stock shall not be convertible into any other security of the Corporation.

            4.8 OPTIONAL REDEMPTION OF SERIES B COMMON STOCK. The Series B Common Stock is subject to redemption in the following manner:

            (a) The Corporation, at its option, may redeem all of the outstanding shares of Series B Common Stock if the Ratio (as defined in the Indenture (the "Indenture") in the form attached as Exhibit D to the Purchase Agreement, dated as of October 25, 2000, among the Corporation and the purchasers named therein) as of each of March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002 (each, a "Test Date"), as derived from financial statements of the Corporation prepared on or prior to March 31, 2003 (the date such financial statements are finalized by the Corporation and its independent public accountants being referred to herein as the "Determination Date"), does not exceed 3.50:1

            (b) In order to effect a redemption of the Series B Common Stock pursuant to this Section 4.8, within two business days after the Determination Date, the Corporation must send by mail, first class postage prepaid, to each holder of record of


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the Series B Common Stock at the close of business on the Determination Date, at the address last shown on the records of the Corporation for such holder, (i) the financial statements referred to in paragraph (a) above together with a certificate of the Chief Financial Officer of the Corporation setting forth in reasonable detail the computations necessary to determine the Ratio as of each Test Date and (ii) written notice of such redemption notifying such holder of the redemption to be effected, the Optional Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B
Common Stock to be redeemed (the "Optional Redemption Notice"). On or before the Optional Redemption Date, each holder of Series B Common Stock shall surrender to the Corporation the certificate or certificates representing the shares of Series B Common Stock held by such holder, in the manner and at the place designated in the Optional Redemption Notice, against payment of the Redemption Price for such shares payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. "Optional Redemption Date" means the date, which shall be no less than ten days and no more than thirty days after the date the Optional Redemption Notice is mailed in accordance with Section 4.8(b) above, on which the Corporation shall redeem the Series B Common Stock pursuant to this
Section 4.8. "Redemption Price" means $.01 per share of Series B Common Stock
(as adjusted for any stock dividends, combinations or splits with respect to the Series B Common Stock).

            (c) From and after the Optional Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Common Stock as holders of Series B Common Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

            (d) If a valid Optional Redemption Notice has not been sent by the Corporation in accordance with Section 4.8(b) above on or prior to the second business day after March 31, 2003, then on the third business day after March 31, 2003 (the "Conversion Date") each issued and outstanding share of Series B Common Stock shall automatically be converted into one validly issued, fully paid and non-assessable share of Series A Common Stock, without any action by the holder thereof (the "Conversion"). From and after the Conversion Date, all rights of the holders of shares of Series B Common Stock as holders of Series B Common Stock shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Each certificate that theretofore represented a share or shares of Series B Common Stock

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shall thereafter represent that number of shares of Series A Common Stock into which the share or shares of Series B Common Stock represented by that certificate have been converted into pursuant to the foregoing Conversion; PROVIDED, HOWEVER, that each record holder of a stock certificate or certificates that theretofore represented a share or shares of Series B Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of share of Series A Common Stock to which such record holder is entitled pursuant to the foregoing Conversion.

            (e) Without obtaining the prior written consent of each holder of record of the Series B Common Stock, the Corporation may not amend, alter, change or repeal any provision contained in this Section 4.8 in a manner materially adverse to any such holder.

            4.9 REDEMPTION OF SERIES B COMMON STOCK UPON A SALE OF THE CORPORATION. Notwithstanding Section 4.8 hereof, the Series B Common Stock is subject to redemption in the following manner:

            (a) If a Sale of the Corporation is consummated during the period beginning on March 31, 2002 and ending on December 31, 2002, the Corporation, at its option, may redeem all of the outstanding shares of Series B Common Stock if the Ratio as of each Test Date occurring prior to the date of the consummation of such Sale (the "Closing Date"), as derived from financial statements of the Corporation prepared on or prior to the date the Sale Redemption Notice is sent in accordance with paragraph (b) below, does not exceed 3.50:1, which redemption shall occur on the Closing Date. "Sale" means the Corporation consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, in any such event pursuant to a transaction (i) in which the outstanding shares of Series A Common Stock of the Company are converted into or exchanged for cash, securities or other property and (ii) which would constitute a Change of Control (as defined in the Indenture) under the Indenture.

            (b) In order to effect a redemption of the Series B Common Stock pursuant to this Section 4.9, at least five days prior to the Closing Date, the Corporation must send by mail, first class postage prepaid, to each holder of record of the Series B Common Stock at the close of business on the business day preceding the date on which the Sale Redemption Notice is sent, at the address last shown on the records of the Corporation for such holder, (i) the financial statements referred to in paragraph (a) above together with a certificate of the Chief Financial Officer of the Corporation setting forth in reasonable detail the computations necessary to determine the Ratio as of each of applicable Test Date and (ii) written notice of such redemption notifying such holder of the redemption to be effected, the estimated Sale Redemption

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Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B Common Stock to be redeemed (the "Sale Redemption Notice"). On or before the Sale Redemption Date, each holder of Series B Common Stock shall surrender to the Corporation the certificate or certificates representing the shares of Series B Common Stock held by such holder, in the manner and at the place designated in the Sale Redemption Notice, against payment of the Redemption Price for such shares payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. "Sale Redemption Date" means the Closing Date.

            (c) From and after the Sale Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Common Stock as holders of Series B Common Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

            (d) Without obtaining the prior written consent of each holder of record of the Series B Common Stock, the Corporation may not amend, alter, change or repeal any provision contained in this Section 4.9 in a manner materially adverse to any such holder.


                                  ARTICLE FIVE

            The number of directors which shall constitute the whole Board of Directors of the Corporation shall be determined pursuant to the by-laws of the Corporation (the "By-Laws") as provided therein. Elections of directors need not be by written ballot.


                                   ARTICLE SIX

            In furtherance and not in limitation of the powers conferred by statute and in accordance with any relevant provisions of the By-Laws, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.


                                  ARTICLE SEVEN

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            Except as set forth in Section 4.8(e) hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                  ARTICLE EIGHT

            The Corporation shall indemnify all directors and officers of the Corporation, to the full extent permitted by the DGCL and as provided in the By-Laws of the Corporation, from and against any and all expenses, liabilities or other matters. The Corporation may indemnify, to the full extent permitted by the DGCL and as provided in the By-laws of the Corporation, any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matters.


                                  ARTICLE NINE

            No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Nine shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article Nine shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the Corporation existing under this Amended and Restated Certificate of Incorporation.


                                   ARTICLE TEN

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and


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its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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            IN WITNESS WHEREOF, said D and W Holdings, Inc. has caused this certificate to be signed by Jeff L. Hull, its President, this 25th day of October, 2000.


                                               -----------------------------